                     SUBSIDIARY TRADEMARK SECURITY AGREEMENT

              This Subsidiary Trademark Security Agreement (herein
"Agreement"), dated as of February __, 1996, is made by JACOR BROADCASTING OF TAMPA BAY, INC., a Florida corporation, JACOR BROADCASTING OF ATLANTA, INC., a Georgia corporation, JACOR BROADCASTING CORPORATION, an Ohio corporation and JACOR BROADCASTING OF FLORIDA INC., a Florida corporation (each a "Grantor" and collectively the "Grantors"), in favor of BANQUE PARIBAS, located at 227 West Monroe Street, Chicago, Illinois 60606, as Agent, for the benefit of itself, the Banks (as defined below), the Co-Agents (as defined below), the L/C Providers (as defined in the Credit Agreement) and the Interest Rate Providers (as defined in the Credit Agreement) (in such capacity, together with its successors and assigns, "Agent").

                                    RECITALS

              WHEREAS, Jacor Communications, Inc., an Ohio corporation, has entered into that certain Credit Agreement dated as of the date hereof with Agent, the banks party thereto from time to time (the "Banks") and the Co-Agents (as defined therein) (as the same may be amended, modified, supplemented, restated, replaced or restated from time to time, the "Credit Agreement"); and

              WHEREAS, as a condition to Agent, the Banks and the Co-Agents entering into the Credit Agreement, each of the Grantors is required to enter into this Agreement and to grant to Agent, for the benefit of itself, the Banks, the Co-Agents, the L/C Providers and the Interest Rate Providers, a security interest in the Trademarks (as hereinafter defined), all under the terms and conditions set forth in this Agreement.

                                    AGREEMENT

              NOW, THEREFORE, in order to induce Agent, the Banks, the Co-Agents, any L/C Providers and any Interest Rate Providers to enter into the Credit Agreement, the Citicasters L/C Documents and Rate Hedging Agreements, respectively, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereby agree as follows:

              1. Definitions. This Agreement is a "Subsidiary Trademark Agreement" referred to in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement. The following terms shall have the following meaning:

              "Obligations" means, as to each Guarantor, all obligations of such Guarantor under the Subsidiary Guaranty executed by such Guarantor including, without limitation, all obligations of such Guarantor pursuant to Section 1 of such Subsidiary Guaranty.

              "Trademarks" means, collectively, all right, title and interest of each of the Grantors in and to its now owned and hereafter acquired trademarks, service marks, trade names, business identifiers, logos and any and all registrations and applications for any of the foregoing, including, but not limited to, those indicated on Schedule I hereto, incorporated herein by this reference, together with the goodwill of the businesses symbolized by each of the foregoing.

              2. Grant of Security Interest in Trademarks. To secure the full and complete payment and performance of the Obligations when due, each of the Grantors hereby grants, mortgages and pledges to Agent, for the benefit of the Agent, the Banks, the Co-Agents, any L/C Providers and any Interest Rate Providers equally and ratably in proportion to the Obligations owing at any time to any of them, a security interest in all of each of the Grantor's right, title and interest in and to the Trademarks. The security interest granted hereby is a present right and is not subject to any condition precedent to attachment. Each of the Grantors agrees that it will not grant any license in respect of any of the Trademarks without the prior written consent of Agent, except licenses entered into in the ordinary course of business and consistent with past practices. Nothing herein contained shall impose any liability on Agent for any acts or omissions of any of the Grantors in connection with any license or license agreement presently in effect or hereafter entered into by any of the Grantors licensing the use of the Trademarks.

              3. Representations and Warranties. Each of the Grantors represents and warrants to the Agent, for the benefit of itself, the Banks, the Co-Agents, any L/C Providers and any Interest Rate Providers, that (a) the Trademarks listed on Schedule I include all of the United States registered Trademarks now owned or held by the Grantors, (b) the items identified in Schedule I hereto are in good standing and have not been adjudged invalid or unenforceable, in whole or in part, and to the best of Grantor's knowledge, Trademark is valid and enforceable in the jurisdictions and in the manner in which they are currently used; (c) to the best of each of the Grantor's knowledge, no claim has been made that the use by any of the Grantors of any Trademark violates the rights of any third person and (d) each of the Grantors is the legal and beneficial owner of the applicable Trademarks, free and clear of all Liens (other than the Liens created by the Collateral Documents or permitted by Section 6.17 of the Credit Agreement), and all registrations for such Trademarks listed on Schedule I hereto are standing in the name of the applicable Grantor.

              4. New Trademarks. If any of the Grantors shall obtain rights to any new Trademarks, the provisions of Section 2 above shall automatically apply thereto, and if any of the Grantors adopts or acquires any new United States registered Trademark, it shall promptly give to Agent written notice thereof. Each of the Grantors hereby authorizes Agent to modify this Agreement unilaterally (i) by amending Schedule I to include any new United States registered Trademarks acquired by any of the Grantors and (ii) by filing in such governmental office as Agent may deem necessary or desirable, in addition to and not in substitution for this Agreement, a supplemental trademark security agreement or a duplicate original of this Agreement containing, on Schedule I thereto, such new Trademarks and to supplement or replace any UCC filings or recordation in the United States Patent and Trademark Office or any other filing or recordation made to perfect the security interest granted hereunder. If Agent is unable to unilaterally accomplish (i) or (ii) above, each of the Grantors agrees to execute and deliver all documents and instruments reasonably requested by Agent to accomplish the foregoing.

              5. License. Each of the Grantors hereby grants to Agent a nonexclusive license, exercisable after the occurrence and during the continuance of a Default or after the occurrence and during the continuance of a default under any of the Citicasters L/C Documents, to use the Trademarks in connection with Agent's exercise of its rights and remedies under Section 6 or pursuant to any other Loan Document. The Agent's use of the Trademarks pursuant to this Section 5 shall be coextensive with each of the Grantor's rights thereunder and with respect thereto and without any liability for royalties or other related charges from Agent to the Grantors. In operating under such license, the Agent agrees that the goods and services offered under the Trademarks shall be of a quality substantially consistent with those theretofore offered by the Grantors under such Trademarks. Each

Grantor shall have the right to inspect, upon reasonable intervals and with reasonable notice, the business conducted by or on behalf of Agent under this license for purposes of monitoring compliance with the aforesaid quality standard.

              6. Default Remedies. Upon the occurrence and during the continuance of a Default or a default under any of the Citicasters L/C Documents, the Agent shall have, in addition to all rights and remedies provided for by law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in any jurisdiction where enforcement hereof is sought, and all rights and remedies provided in any other Loan Document or any of the Citicasters L/C Documents, as the case may be, which rights and remedies are incorporated herein as though set forth in full. Notwithstanding the foregoing, the rights of any L/C Provider upon the occurrence and continuance of a default under any of the Citicasters L/C Documents shall be subject to the provisions of any intercreditor agreement in effect from time to time.

              7. Incorporation by Reference of Certain Provisions. This Agreement is delivered pursuant to the Credit Agreement and shall be interpreted consistently therewith. Any provision in the Credit Agreement or in any other Loan Document that is of general applicability to the Loan Documents shall be and hereby is incorporated by reference in this Agreement as though set forth in full.

              8. Control; Limitation of Rights.

                      (a) Notwithstanding anything herein to the contrary, this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any of the Grantors by the Agent, the Co-Agents, the L/C Providers, the Interest Rate Providers or the Banks, or control, affirmative or negative, direct or indirect, by the Agent, the Co-Agents, the Banks, the L/C Providers or the Interest Rate Providers over the management or any other aspect of the operation of any of Grantors, which ownership and control remains exclusively and at all times in the Company and each Grantor, and (ii) except for the grant of a security interest hereunder to the extent permitted by law, do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license at any time issued by the FCC to any of the Grantors ("License"), or the transfer of control of any of the Grantors within the meaning of Section 310 of the Communications Act of 1934, as amended.

                      (b) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Agent, the Co-Agents, the L/C Providers, the Interest Rate Providers and the Banks hereunder which would affect the operational, voting, or other control of any of the Grantors, shall be pursuant to Section 310 of the Communications Act of 1934, as amended, to any applicable state laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC.

                      (c) Subject to Section 8(e), if a Default or a default under any of the Citicasters L/C Documents shall have occurred and be continuing, the applicable Grantor shall take any action which the Agent, on behalf of the Agent, the Co-Agents, the Banks, the L/C Providers and the Interest Rate Providers may reasonably request in order to transfer and assign to the Agent, or to such one or more third parties as the Agent may designate, or to a combination of the foregoing, each License. To enforce the provisions of this
Section 8 the Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of each such License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each of the Grantors hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Company shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of a Default or a default under any of the Citicasters L/C Documents, the applicable Grantor shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Trademarks, together with any License.

                      (d) Each of the Grantors acknowledges that the assignment or transfer of each License is integral to the Agent's, the Co-Agents', the L/C Provider's, the Interest Rate Provider's and the Banks' realization of the value of the Trademarks, that there is no adequate remedy at law for failure by such Grantor to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 8 may be specifically enforced.

                      (e) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, neither the Agent, any Co-Agent, any L/C Pro-vider, any Interest Rate Provider nor any Bank shall, without first obtaining the approval of the FCC, take any action pursuant to this Agreement which would constitute or result in any assignment of a License or any change of control of any License of any of the Grantors if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.

              9. Actions Not Releases; Waiver of Defenses. The lien hereunder and each of the Grantor's obligations and the Agent's, the Co-Agents', any L/C Provider's, any Interest Rate Provider's and the Banks' rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance at any time existing in connection with any or all of the Obligations; (ii) any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver or compliance with any terms of any Loan Document; (iv) the insolvency, bankruptcy, or lack of corporate power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of the applicable Grantor in accordance with any Loan Document, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Agent, any Co-Agent, any L/C Provider, any Interest Rate Provider or any Bank to the applicable Grantor or the Company; (vi) any neglect, delay, omission, failure, or refusal of the Agent, any Co-Agent, any L/C Provider, any Interest Rate Provider or any Bank to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the

Obligations; (vii) any failure of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider to notify the applicable Grantor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by the Agent, any Co-Agent, any L/C Provider, any Interest Rate Provider or any Bank against the Company or the applicable Grantor or any new agreement among the Agent, any Co-Agent, any L/C Provider, any Interest Rate Provider or any Bank [shall be required to give the Grantor] (or any combination thereof), it being understood that neither the Agent, any Co-Agent, any L/C Provider, any Bank nor any Interest Rate Provider shall be required to give any Grantor any notice of any kind under any circumstances whatsoever, except as required under applicable law, with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of the Agent, the Co-Agents, any L/C Providers, any Interest Rate Providers or the Banks hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers creating same acted in excess of their authority, or for any other reason; or (ix) any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason the Agent, any Co-Agent, any L/C Provider, any Interest Rate Provider or any Bank is required to refund such payment or pay the amount thereof to someone else. Each of the Grantors expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any of the Company or any Subsidiary with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any of the Company or any Subsidiary (other than by reason of the full payment and performance of all Obligations), (iv) any failure of the Agent to marshal assets in favor of the Grantor or any other Person, (v) any failure of the Agent to give notice of sale or other disposition to the applicable Grantor or any defect in any notice that may be given in connection with any sale or disposition, (vi) any act or omission of the Agent, any Co-Agent, any L/C Provider, any Interest Rate Provider or any Bank or others that directly or indirectly results in or aids the discharge or release of any of the Company or any Subsidiary or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (vii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligations, or (viii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantors, all whether or not such Grantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses
(i) through (viii) of this paragraph. Each of the Grantors expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Security Agreement or of the existence, creation or incurring of new or additional Obligations.

              10. Waiver of Subrogation. Each of the Grantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of the Grantors that arise from the existence, payment, performance or enforcement of any of the Grantor's obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Agent, any Co-Agent, any L/C Provider, any Interest Rate Providers or any Bank against the Company or the applicable Grantor or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company or the applicable Grantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Agent, the Co-Agents, the L/C Providers, the Interest Rate Providers and the Banks, and shall forthwith be paid to the Agent to be credited and applied upon the Obligations, whether matured or unmatured. Each of the Grantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

              11. WAIVER OF JURY TRIAL. EACH OF THE GRANTORS AND THE AGENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE GRANTORS AND THE AGENT ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCE-

MENT FOR THE AGENT, THE CO-AGENTS, THE BANKS, ANY L/C PROVIDERS AND ANY INTEREST RATE PROVIDERS TO ENTER INTO THE CREDIT AGREEMENT, THE CITICASTERS L/C DOCUMENTS AND RATE HEDGING AGREEMENTS, RESPECTIVELY.

              IN WITNESS WHEREOF, each of the Grantors has caused its duly authorized officer to execute this Agreement as of the day and year first written above.

                                               JACOR BROADCASTING OF TAMPA
                                                 BAY, INC., a Florida
                                                 corporation


                                               By:
                                                  -----------------------------
                                                  Its:
                                                      -------------------------


                                               JACOR BROADCASTING OF ATLANTA,
                                               INC., a Georgia corporation,

                                               By:
                                                  -----------------------------
                                                  Its:
                                                      -------------------------


                                               JACOR BROADCASTING CORPORATION,
                                               an Ohio corporation


                                               By:
                                                  -----------------------------
                                                  Its:
                                                      -------------------------


                                               JACOR BROADCASTING OF FLORIDA,
                                                 INC., a Florida corporation



ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

BANQUE PARIBAS, as Agent

By:
   -------------------------
   Its:
       ---------------------

STATE OF_________________ )
                          )     ss:
COUNTY OF________________ )

              On February __, 1996, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the persons who executed the within instrument as the _____________________________________, on behalf of JACOR BROADCASTING OF TAMPA
BAY, INC., a Florida corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.


WITNESS MY HAND AND OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

                                                -------------------------------
                                                           Notary Public

                                                 My Commission Expires:

STATE OF__________________ )
                           )    ss:
COUNTY OF_________________ )

              On February __, 1996, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the persons who executed the within instrument as the _____________________________________, on behalf of JACOR BROADCASTING OF
ATLANTA, INC., a Georgia corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.


WITNESS MY HAND AND OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

                                                 -------------------------------
                                                           Notary Public

                                                 My Commission Expires:


                                                 -------------------------------

STATE OF__________________ )
                           )    ss:
COUNTY OF_________________ )

              On February __, 1996, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the persons who executed the within instrument as the _____________________________________, on behalf of JACOR BROADCASTING
CORPORATION, an Ohio corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.


WITNESS MY HAND AND OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

                                                 -------------------------------
                                                           Notary Public

                                                 My Commission Expires:


                                                 -------------------------------

STATE OF__________________ )
                           )    ss:
COUNTY OF_________________ )

              On February __, 1996, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the persons who executed the within instrument as the _____________________________________, on behalf of JACOR BROADCASTING OF
FLORIDA, INC., a Florida corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.


WITNESS MY HAND AND OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

                                                 -------------------------------
                                                           Notary Public

                                                 My Commission Expires:


                                                 -------------------------------

                                  SCHEDULE I TO

                          TRADEMARK SECURITY AGREEMENT

                                    Registration
Trademark                           No. and Date              Record Owner
---------                           ------------              ------------
If You Miss a                       1,839,687                 Jacor Broadcasting of
Day You Miss a                      6/14/94                   Atlanta, Inc.
Lot

The Big One                         1,837,073                 Jacor Broadcasting
                                    5/17/94                   Corporation

Aunt Beaulah                        1,839,681                 Jacor Broadcasting of
                                    6/14/94                   Florida, Inc.

Atlanta's First                     1,831,582                 Jacor Broadcasting of
                                    4/19/94                   Atlanta, Inc.

The Power Pig                       1,625,242                 Jacor Broadcasting of
                                    11/27/90                  Tampa Bay, Inc.